Exhibit 99.1

Outset Medical Reports Second Quarter 2026 Results

San Jose, CA – August 6, 2026 – Outset Medical, Inc. (Nasdaq: OM), a medical technology company pioneering a first-of-its-kind technology to improve clinical outcomes in dialysis with less cost and complexity, today reported financial results for the second quarter ended June 30, 2026.

Second Quarter and Recent Highlights

•
Net revenue totaled $31.6 million, an increase of 1% compared to the prior-year period and an increase of 14% sequentially.
•
Recurring revenue, consisting of Tablo consumables and services, was $22.1 million, roughly even with the prior-year period.
•
Gross margin expanded to 42%, an increase of more than 400 basis points compared to the prior-year period.
•
Net cash used during the quarter was $9.5 million, resulting in a total cash, cash equivalents, short-term investments and restricted cash position of $151 million at quarter end.
•
Signed a three-year, $40 million agreement with HCA Healthcare to refresh the existing fleet of Tablo systems across the nation’s largest health system.

“Second quarter results reflect continued progress in strengthening the foundation of our business while positioning Outset for the next phase of growth,” said Leslie Trigg, Chair and Chief Executive Officer. “During the quarter, we completed our highest number of successful new site installations in several years. We also signed our first refresh agreement, which enhances backlog visibility and marks an important milestone as we begin to capitalize on a significant refresh opportunity. By reshaping how dialysis care is delivered across a large market that needs better solutions, Outset is well positioned to accelerate adoption, drive long-term growth and advance toward profitability.”

Second Quarter 2026 Financial Results

Revenue for the second quarter was $31.6 million, an increase of 1% compared to $31.4 million in the second quarter of 2025. Product revenue of $21.9 million decreased 5% from $23.1 million in the second quarter of 2025. Service and other revenue of $9.7 million increased 17% compared to $8.3 million in the second quarter of 2025. Recurring revenue from the sale of Tablo cartridges and service was $22.1 million, compared to $22.5 million in the prior-year period.

Gross profit of $13.3 million increased 12% from $11.9 million in the second quarter of 2025. Gross margin was 42.0%, compared to 37.8% in the second quarter of 2025. On a non-GAAP basis, gross margin reached 42.2%, as compared to 38.4% in the second quarter of 2025. Product gross profit was $10.1 million, compared to $11.3 million in the second quarter of 2025. Product gross margin was 46.1%, compared to 48.9% in the second quarter of 2025. Service and other gross profit was $3.2 million, compared to $0.6 million in the second quarter of 2025. Service and other gross margin was 32.6%, compared to 6.9% in the second quarter of 2025.

Operating expenses of $29.0 million were roughly even with the prior-year period. Research and development (R&D) expenses were $5.5 million, sales and marketing (S&M) expenses were $12.2 million, and general and administrative (G&A) expenses were $11.4 million. This compared to operating expenses of $28.7 million in the second quarter of 2025, including R&D expenses of $5.3 million, S&M expenses of $14.3 million, and G&A expenses of $9.2 million.

Excluding stock-based compensation expense and litigation charges, non-GAAP operating expenses were $25.8 million, including R&D expenses of $4.9 million, S&M expenses of $11.7 million, and G&A expenses of $9.2 million.

Net loss was $18.0 million compared to net loss of $18.5 million for the same period in 2025. On a non-GAAP basis, net loss was $14.7 million, which is relatively consistent with the same period in 2025.

Total cash, including restricted cash, cash equivalents and short-term investments, was $151.0 million as of June 30, 2026.

2026 Financial Guidance

Outset reiterated its 2026 revenue guidance of $125 million to $130 million, a 5% to 9% increase over $119.5 million in 2025. The Company continues to expect non-GAAP gross margin to range between the low-40% to mid-40% range for the full year.

Conference Call Details

Outset will host a conference call today, August 6, 2026, at 1:30 p.m. PT / 4:30 p.m. ET to discuss second quarter results. Those interested in accessing the live or archived version of the conference call can visit the “Investors” section of the Outset Medical website at https://investors.outsetmedical.com. Those interested in participating in the call via telephone may register online here. Once registered, participants will receive a dial-in number and unique PIN to join the call. Participants are encouraged to register more than 15 minutes before the start of the call.

Use of Non-GAAP Financial Measures

The Company may report non-GAAP results for gross profit/loss, gross margin, operating expenses, operating margins, net income/loss, basic and diluted net income/loss per share, other income/loss, and cash flows. These non-GAAP financial measures are in addition to, and not a substitute for or superior to, financial measures calculated in accordance with GAAP. As listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release, the Company’s GAAP financial measures include stock-based compensation expense and litigation charges incurred outside of the ordinary course of business in connection with the stockholder class action and relative derivative lawsuits, as disclosed in the Company’s latest annual and quarterly reports. Stock-based compensation is a non-cash expense. In addition, litigation charges related to the above-described matters are excluded because they constitute non-routine litigation costs, arise outside of the ordinary course of the Company’s business, and are not indicative of its recurring operating results or underlying performance trends. As such, management has excluded the effects of these items in non-GAAP measures to assist investors in analyzing and assessing past and future operating performance and period-to-period comparisons. There are limitations related to the use of non-GAAP financial measures because they are not prepared in accordance with GAAP, may exclude significant expenses required by GAAP to be recognized in the Company’s financial statements, and may not be comparable to non-GAAP financial measures used by other companies. The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in Appendix A of this press release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results and other events may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements include, but are not limited to, statements about the Company’s possible or assumed future results of operations and financial position, including expectations regarding projected revenues, gross margin, operating expenses, capital expenditures, cash use, cash burn, cash position, profitability and outlook; statements about the sufficiency of the Company’s cash balances through cash-flow breakeven; statements regarding the anticipated impacts and benefits of the Company’s cost reduction actions, initiatives to optimize the commercial organization and improve forecasting and order visibility, and restructurings; statements regarding anticipated customer orders, refreshes, expansions or other business opportunities, including the expected closing, timing, size, scope and benefits thereof; statements regarding the Company’s overall business strategy, plans and objectives of management; statements regarding the anticipated launch and timing of product enhancements and new features, as well as new or expanded services, and the expected benefits, performance, and impact thereof; the Company’s expectations regarding the market sizes and growth potential for Tablo and the total addressable market opportunities for Tablo; continued execution of the Company’s initiatives designed to expand gross margins; the Company’s ability to respond to and resolve any reports, observations or other actions by the Food and Drug Administration or other regulators in a timely and effective manner; as well as the Company’s expectations regarding the impact of macroeconomic factors (including changes in tariff or trade laws and policies) on the Company, its customers and suppliers. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results or other events to differ materially from those contemplated in this press release can be found in the Risk Factors section of the Company’s public filings with the Securities and Exchange Commission, including its latest annual and quarterly reports. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements speak only as of their date and, except to the extent required by law, the Company undertakes no obligation to update these statements, whether as a result of any new information, future developments or otherwise.

About Outset Medical, Inc.

Outset is a medical technology company transforming the dialysis experience across the continuum of care with a first-of-its-kind technology. The Tablo® Hemodialysis System, FDA-cleared for use from hospital to home, is trusted by more than 1,000 U.S. healthcare facilities and has enabled millions of treatments delivered by thousands of nurses. Designed to reduce the cost and complexity of dialysis, Tablo combines water purification and on-demand dialysate production into a single, integrated system that connects seamlessly with Electronic Medical Record systems and a proprietary data analytics platform. This enterprise solution empowers providers to develop an in-house dialysis program where they are in control – enabling better operational, clinical, and financial outcomes. Outset is redefining what’s possible in kidney care through innovation, scale, and a relentless commitment to improving the lives of patients and the professionals who care for them. For more information, visit www.outsetmedical.com.

Investor Contact

Investors@outsetmedical.com

Outset Medical, Inc.

Condensed Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenue:
Product revenue	$21,908	$23,082	$40,458	$44,376
Service and other revenue	9,727	8,337	19,040	16,795
Total revenue	31,635	31,419	59,498	61,171
Cost of revenue:
Cost of product revenue (2)	11,799	11,791	20,632	22,793
Cost of service and other revenue	6,554	7,761	13,489	15,445
Total cost of revenue	18,353	19,552	34,121	38,238
Gross profit (1)	13,282	11,867	25,377	22,933
Gross margin (1)	42.0%	37.8%	42.7%	37.5%
Operating expenses:
Research and development (2)	5,450	5,289	11,068	10,804
Sales and marketing (2)	12,152	14,280	25,431	27,932
General and administrative (2)(3)	11,356	9,163	21,473	17,461
Total operating expenses	28,958	28,732	57,972	56,197
Loss from operations	(15,676)	(16,865)	(32,595)	(33,264)
Interest income and other income, net	1,354	1,903	2,881	3,879
Interest expense	(3,442)	(3,475)	(6,811)	(7,035)
Loss on extinguishment of term loan	—	—	—	(7,685)
Loss before provision for income taxes	(17,764)	(18,437)	(36,525)	(44,105)
Provision for income taxes	220	104	437	219
Net loss	$(17,984)	$(18,541)	$(36,962)	$(44,324)

Net loss per share, basic and diluted	$(0.97)	$(1.04)	$(2.00)	$(3.57)
Shares used in computing net loss per share, basic and diluted	18,619	17,743	18,496	12,420

(1) Gross profit and gross margin by source consisted of the following:
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Gross profit
Product revenue	$10,109	$11,291	$19,826	$21,583
Service and other revenue	3,173	576	5,551	1,350
Total gross profit	$13,282	$11,867	$25,377	$22,933
Gross margin
Product revenue	46.1%	48.9%	49.0%	48.6%
Service and other revenue	32.6%	6.9%	29.2%	8.0%
Total gross margin	42.0%	37.8%	42.7%	37.5%

(2) Includes stock-based compensation expense as follows:
	Three Months Ended		Six Months Ended
Stock-based compensation expense	June 30,		June 30,
	2026	2025	2026	2025
Cost of revenue	$77	$186	$188	$303
Research and development	594	750	1,414	1,309
Sales and marketing	416	933	874	1,412
General and administrative	1,609	1,627	3,673	3,449
Total stock-based compensation expense	$2,696	$3,496	$6,149	$6,473

(3) Includes non-ordinary course litigation charges related to stockholder class action and related derivative lawsuits as follows:
	Three Months Ended		Six Months Ended
Litigation charges	June 30,		June 30,
	2026	2025	2026	2025
General and administrative	$554	$—	$666	$—
Total litigation charges	$554	$—	$666	$—

Outset Medical, Inc.

Condensed Balance Sheets

(in thousands, except per share amounts)

	June 30,	December 31,
	2026	2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$35,005	$35,006
Short-term investments	112,189	133,940
Accounts receivable, net	29,223	28,329
Inventories	47,315	47,609
Prepaid expenses and other current assets	4,118	5,999
Total current assets	227,850	250,883
Restricted cash	3,829	3,829
Property and equipment, net	3,711	4,670
Operating lease right-of-use assets	4,887	4,797
Finance lease right-of-use assets	1,697	—
Other assets	411	317
Total assets	$242,385	$264,496
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$4,455	$554
Accrued compensation and related benefits	9,073	10,735
Accrued expenses and other current liabilities	12,929	9,433
Accrued warranty liability	797	1,374
Deferred revenue, current	14,043	13,795
Operating lease liabilities, current	2,035	1,739
Finance lease liabilities, current	559	—
Total current liabilities	43,891	37,630
Deferred revenue	302	406
Operating lease liabilities	3,059	3,271
Finance lease liabilities	1,149	—
Term loan	97,647	96,237
Total liabilities	146,048	137,544
Commitments and contingencies
Stockholders' equity:
Preferred Stock, $0.001 par value; 5,000 shares authorized, and no shares issued and outstanding as of June 30, 2026 and December 31, 2025	—	—
Common stock, $0.001 par value; 300,000 shares authorized as of June 30, 2026 and December 31, 2025; 18,797 and 18,169 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	19	18
Additional paid-in capital	1,304,792	1,298,138
Accumulated other comprehensive (loss) income	(136)	172
Accumulated deficit	(1,208,338)	(1,171,376)
Total stockholders' equity	96,337	126,952
Total liabilities and stockholders' equity	$242,385	$264,496

Outset Medical, Inc.

Condensed Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2026	2025
Net cash used in operating activities	$(22,479)	$(30,486)
Net cash provided by (used in) investing activities	22,065	(109,241)
Net cash provided by financing activities	413	55,272
Net decrease in cash, cash equivalents and restricted cash	(1)	(84,455)
Cash, cash equivalents and restricted cash at beginning of the period	38,835	127,343
Cash, cash equivalents and restricted cash at end of the period (1)	$38,834	$42,888

(1) The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the accompanying condensed balance sheets that sum to the total of the amounts shown in the accompanying condensed statements of cash flows (in thousands):

	June 30,
	2026	2025
Cash and cash equivalents	$35,005	$39,559
Restricted cash	3,829	3,329
Total cash, cash equivalents and restricted cash*	$38,834	$42,888

* The total cash, including restricted cash, cash equivalents and investment securities as of June 30, 2026 was $151.0 million; compared to $187.4 million as of June 30, 2025.

Appendix A

Outset Medical, Inc.

Results of Operations – Non-GAAP

(in thousands, except per share amounts)

(unaudited)

Reconciliation between GAAP and non-GAAP net loss per share:
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
GAAP net loss per share, diluted	$(0.97)	$(1.04)	$(2.00)	$(3.57)
Stock-based compensation expense	0.14	0.20	0.33	0.52
Litigation charges	0.03	—	0.04	—
Non-GAAP net loss per share, diluted	$(0.80)	$(0.84)	$(1.63)	$(3.05)

Reconciliation between GAAP and non-GAAP net loss:
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
GAAP net loss, diluted	$(17,984)	$(18,541)	$(36,962)	$(44,324)
Stock-based compensation expense	2,696	3,496	6,149	6,473
Litigation charges	554	—	666	—
Non-GAAP net loss, diluted	$(14,734)	$(15,045)	$(30,147)	$(37,851)

Reconciliation between GAAP and non-GAAP results of operations:
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
GAAP gross profit	$13,282	$11,867	$25,377	$22,933
Stock-based compensation expense	77	186	188	303
Non-GAAP gross profit	$13,359	$12,053	$25,565	$23,236

GAAP gross margin	42.0%	37.8%	42.7%	37.5%
Stock-based compensation expense	0.2	0.6	0.3	0.5
Non-GAAP gross margin	42.2%	38.4%	43.0%	38.0%

GAAP research and development expense	$5,450	$5,289	$11,068	$10,804
Stock-based compensation expense	(594)	(750)	(1,414)	(1,309)
Non-GAAP research and development expense	$4,856	$4,539	$9,654	$9,495

GAAP sales and marketing expense	$12,152	$14,280	$25,431	$27,932
Stock-based compensation expense	(416)	(933)	(874)	(1,412)
Non-GAAP sales and marketing expense	$11,736	$13,347	$24,557	$26,520

GAAP general and administrative expense	$11,356	$9,163	$21,473	$17,461
Stock-based compensation expense	(1,609)	(1,627)	(3,673)	(3,449)
Litigation charges	(554)	—	(666)	—
Non-GAAP general and administrative expense	$9,193	$7,536	$17,134	$14,012

GAAP total operating expense	$28,958	$28,732	$57,972	$56,197
Stock-based compensation expense	(2,619)	(3,310)	(5,961)	(6,170)
Litigation charges	(554)	—	(666)	—
Non-GAAP total operating expense	$25,785	$25,422	$51,345	$50,027